Exhibit 99.1


                                    [ SEAL ]

                               STATE OF MISSOURI
                          OFFICE OF SECRETARY OF STATE

IN THE MATTER OF:                 )
                                  )
SLS INTERNATIONAL, INC.           ) Order No. AO-01-03
                                  )
Respondent.                       )

                         MODIFICATION TO CONSENT ORDER
                         -----------------------------

     NOW ON this 23rd day of January 2004, on joint motion of the parties, the Commissioner hereby modifies the April 18, 2001 consent order issued in this matter.

     Subparagraphs 1.A., B. and C. on page 3 are replaced with subparagraphs 1.A and B. to read as follows:

NOW, THEREFORE, it is hereby Ordered that:

1.  SLS, its agents, employees and servants are prohibited from:

     A. Offering or selling securities unless those securities are registered, exempt from Registration requirements or are federal covered securities; and

     B.   Acting as an unregistered issuer agent in violation of 409.201, RSMo
          2000.

SO ORDERED:

WITNESS MY HAND AND OFFICIAL SEAL OF MY OFFICE AT JEFFERSON CITY, MISSOURI THIS 23rd DAY OF January, 2004.

                                        MATT BLUNT
                                        SECRETARY OF STATE

                                        /s/ DOUGLAS M. OMMEN
                                        --------------------
                                        DOUGLAS M. OMMEN
                                        COMMISSIONER OF SECURITIES

SEAL

                               STATE OF MISSOURI
                          OFFICE OF SECRETARY OF STATE

IN THE MATTER OF:                 )
                                  )  Order No. AO-01-03
SLS INTERNATIONAL, INC.           )
3119 South Scenic                 )
Springfield, Missouri 65807       )
                                  )
Respondent                        )

                  JOINT MOTION TO AMEND CONSENT ORDER AO-01-03
                  --------------------------------------------

     The Securities Division of the Office of Secretary of State, through its counsel, Mary S. Hosmer, Assistant Commissioner of Securities for Enforcement, and Mary Anne O'Connell, attorney for SLS International, Inc. ("SLS"), state as follows:

                              STIPULATIONS OF FACT
                              --------------------

1. The Missouri Securities Division entered into a Consent Order AO-01-03 with SLS (the "Order") as of April 18, 2001.

2.   The Order included no termination date for any provisions.

3. The Order prohibited SLS from engaging in certain activities, including offering or selling shares of stock, warrants or notes unless such securities were registered.

                              JURISDICTIONAL BASIS
                              --------------------

4. SLS and the Securities Division stipulate and agree that the Commissioner has jurisdiction over these matters pursuant to the Missouri Securities Act, Chapter 409, et al.

5. SLS and the Securities Division stipulate and agree that the Commissioner has authority to enter this Amended Consent Order pursuant to 409.408(b), RSMo 2000.

Whereas SLS and the Securities Division request that Section 1 of the Order be amended as follows:

1.   SLS, its agents, employees and servants are prohibited from:

     a. Offering or selling securities unless those securities are registered, exempt from such registration requirements or are federal covered securities;

     b. Acting as an unregistered issuer agent in violation of 409.201, RSMo 2000; and

     c.   Offering or selling any other securities in violation of 409.101,
          409.201 or 409.301 RSMo 2000.

Whereas, SLS and the Division stipulate and agree that all other provisions of the order are to remain in full force and effect.

                                        Consented to by:

                                        Missouri Securities Division

                                        /s/ Mary S. Hosmer
                                        ------------------
                                        Mary S. Hosmer
                                        Assistant Commissioner for Enforcement

                                        HUSCH & EPPENBERGER, LLC

                                        By:  Mary Anne O'Connell
                                             -------------------
                                        Mary Anne O'Connell
                                        Attorney for SLS International, Inc.

                                        SLS INTERNATIONAL, INC.

                                        By:  /s/ John M. Gott, President
                                             ---------------------------
                                        John M. Gott, President